Exhibit 4.4

BLOCKBUSTER INC.

Issuer

SUBSIDIARY GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO

9% Senior Subordinated Notes Due 2012

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 22, 2004

THE BANK OF NEW YORK TRUST COMPANY, N. A.

Trustee

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 22, 2004, is among Blockbuster Inc., a Delaware corporation (the “Company”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and The Bank of New York Trust Company, N.A., as Trustee.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of August 20, 2004 (the “Indenture”), pursuant to which the Company originally issued $300,000,000 in principal amount of 9% Senior Subordinated Notes due 2012 (the “Notes”); and

WHEREAS, Section 9.01(5) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture without notice to or consent of any Securityholder to add Guarantees with respect to the Securities; and

WHEREAS, the Board of Directors of the Company has designated EJL, Inc. as a Restricted Subsidiary of the Company and desires to add such entity as a Subsidiary Guarantor under the Indenture; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this First Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This First Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

Section 2.01. From this date, in accordance with Section 4.09 of the Indenture and by executing this First Supplemental Indenture, EJL, Inc., an Oregon corporation, is subject to the provisions of the Indenture as and becomes a Subsidiary Guarantor to the extent provided for in Article 11 thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. The Company hereby notifies the Trustee that EJL, Inc. has been designated by the Board of Directors of the Company as a Restricted Subsidiary (as that term is defined in the Indenture).

Section 3.04. THIS FIRST SUPPLEMENTAL INDENTURE AND THE SECURITIES GOVERNED HEREBY AND BY THE INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.05. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY:

BLOCKBUSTER INC.

By:	/S/ EDWARD B. STEAD
Edward B. Stead
Executive Vice President and General Counsel

SUBSIDIARY GUARANTORS:

2 DAY VIDEO, INC. OF GEORGIA
ATLANTIC ASSOCIATES, INC.
BLOCKBUSTER AMPHITHEATER CORPORATION
BLOCKBUSTER CANADA INC.
BL OCKBUSTER COMPUTER SYSTEMS CORPORATION
BLOCKBUSTER DISTRIBUTION INC.
BLOCKBUSTER ENTERTAINMENT CORPORATION
BLOCKBUSTER GLOBAL SERVICES, INC.
BLOCKBUSTER INTERNATIONAL SPAIN INC.
BLOCKBUSTER INVESTMENTS LLC
BLOCKBUSTER SC VIDEO OPERATING CORPORATION
BLOCKBUSTER VIDEO ITALY, INC.
CHARLOTTE AMPHITHEATER CORPORATION
D.E.J. PRODUCTIONS INC.
EJL, INC.
GAME BRANDS INC.
MAJOR VIDEO SUPER STORES, INC.
MONTGOMERY ACQUISITION INC.
MOVIE BRANDS INC.
ON-LINE SUBSCRIPTION SERVICES INC.
TRADING ZONE INC.
THE T.V. FACTORY, INC.
THE WESTSIDE AMPHITHEATRE CORPORATION
UI VIDEO STORES INC.

By:	/S/ EDWARD B. STEAD
Edward B. Stead
Executive Vice President and General Counsel

BLOCKBUSTER LIMITED PARTNER HOLDINGS LLC

By:	/s/ MATTHEW SMITH
Matthew Smith
Manager

BLOCKBUSTER PROCUREMENT LP

By: Blockbuster Distribution, Inc., Its General Partner

/s/ EDWARD B. STEAD
Edward B. Stead
Executive Vice President and General Counsel

BLOCKBUSTER TEXAS LP

By: Blockbuster Inc., Its General Partner

/s/ EDWARD B. STEAD
Edward B. Stead
Executive Vice President and General Counsel

WJB REALTY, L.P.
WJB VIDEO LIMITED PARTNERSHIP

By: Blockbuster Inc., Its General Partner

/s/ EDWARD B. STEAD
Edward B. Stead
Executive Vice President and General Counsel

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ JOHN C. STOHLMANN
John C. Stohlmann, Vice President